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Exhibit 10.4

Flamingo Pecos Plaza

March 30, 2001

Mr. Robert Morris
Ready Mix Inc.
3430 East Flamingo Road, Suite 100
Las Vegas, NV 89121

Dear Robert:

        Our records indicate that your Lease dated September 25, 1996, last amended August 28, 2000, will expire April 30, 2001. In this regard, your occupancy can be extended from May 1, 2001 through April 30, 2002 under the following terms and conditions:

  •
  The new Base Monthly Rent shall be $3,400, excluding parking and signage.

  •
  Lessor provides consent to Lessee to install and maintain two (2) small satellite dishes ("Equipment") on the roof of the Building. The location of the Equipment is to be at Lessor's sole discretion. In no event shall the Equipment be visible from the street.

  •
  Lessee shall be solely responsible for the maintenance and insurance of the Equipment. Lessee shall also be solely responsible for the prompt removal of the Equipment upon termination of this Lease or, if a default occurs under this Lease, for prompt removal at Lessor's request. Lessee shall be required to restore the roof area to its original condition and to repair any damage to the building that occurs as a result of the installation, maintenance and/or removal of the Equipment. Lessor shall have no liability for matters relating to the Equipment and the maintenance thereof, and Lessee agrees to hold Lessor harmless against any and all claims arising out of the use and maintenance of said Equipment.

  •
  In accordance with the Building's General Rule #15, at no time is the Lessee, Lessee's employees or invitees permitted to go upon the roof of the building. Lessee shall contact Lessor for prior consent to access the roof each and every time that access is necessary. Lessee acknowledges that access to the roof is at it's own risk and that Lessor has no liability whatsoever to Lessee, Lessee's employees, invitees or other parties in this regard.

        If you wish to extend your occupancy under the above terms, please sign and date the bottom portion of this letter and return it to me no later than April 18, 2001. If you will not be extending your occupancy, please be sure to provide us with the required advance written notice of your intent to vacate the suite together with your last month's rent.

        We have enjoyed having you as a tenant, and we hope that you will choose to extend your lease.

Yours truly,

Marie C. Paige
Manager

        The above terms are agreed to and accepted this        day of April, 2001. All other terms and conditions of the referenced lease remain unchanged.

/s/ Robert R. Morris

3430 East Flamingo Road, Suite 239, Las Vegas, NV 89121
(702) 456-6660

AMENDMENT TO LEASE
Meadow Valley Corporation, dba Ready Mix, Inc.

        The Lease dated September 26, 1996, as previously amended, for Suite 100 by and between Meadow Valley Corporation, dba Ready Mix, Inc., as Lessee and Shoppe & Go as Lessor is hereby amended as follows:

  •
  Effective July 1st, 2003 ("Effective Date"), the Premises shall be expanded to include Suite 200 that contains approximately 850 square feet and Suite 244 that contains approximately 400 square feet for a total expansion of 1,250 square feet ("Expansion Space"). As a result, Lessee's Premises (i.e. Suites 100, 200, 206, 244 and 250) shall total 3,766 square feet.

  •
  The Term of the Lease for the Premises shall expire April 30, 2005.

  •
  On the Effective Date through April 30, 2004, the Base Rent for the Premises shall be $5,865 per month (including $1,900 for the Expansion Space). The Base Rent shall be adjusted to $5,955 on May 1, 2004.

  •
  Lessee shall receive a rent credit of $1,900 during the month of July, 2003. Lessee has a Sec Dep of $2400—our record for #100-9-24-96

  •
  Lessee's Security Deposit shall be increased (1900) to $4300 no later than the Effective Date. 244 & 200 Sec Dep.

  •
  Covered parking and signage rents are in addition to the above Base Rent.

        All other terms and conditions of this Lease shall remain unchanged. The above terms are accepted this 30th day of June, 2003.

Lessor:		Lessee:
/s/ Marie Paige		Ready Mix, Inc.
By:	Marie Paige	By:	/s/ Robert R. Morris
	Building Manager	Its:	President

Flamingo Pecos Plaza

March 25, 2002

Mr. Robert Morris
Ready Mix, Inc.
3430 East Flamingo Road, Suite 100
Las Vegas, NV 89121

Dear Robert:

        Our records indicate that your Lease dated September 25, 1996 will expire April 30, 2002. In this regard, your occupancy can be extended for a two-year period commencing May 1, 2002 through April 30, 2004 at the following new base monthly rental rates:

    From May 1, 2002 through April 30, 2003: $3,425 per month

        If you wish to extend your occupancy for two years, please sign and date the bottom portion of this letter and return it to me no later than April 15, 2002. If you will not be extending your occupancy, please be sure to provide us with advance written notice of your intent to vacate the suite together with your last month's rent.

        We have enjoyed having you as a tenant, and we hope that you will choose to extend your Lease.

Yours truly,

/s/ Marie C. Paige

Marie C. Paige
Manager

        The above terms are agreed to and accepted this 15th day of April, 2002. All other terms and conditions of the referenced Lease remain unchanged.

/s/ Robert R. Morris

3430 East Flamingo Road, Suite 239, Las Vegas, NV 89121
(702) 456-6660

AMENDMENT TO LEASE
Meadow Valley Corporation, dba Ready Mix, Inc.
April 28, 2004

        The Lease dated September 26, 1996, as previously amended, for Suite 100 by and between Meadow Valley Corporation, dba Ready Mix, Inc., as Lessee and Shoppe & Go, as Lessor, is hereby amended as follows:

  •
  Effective May 1, 2004 ("Effective Date"), the Premises shall be expanded to include Suite 236 that contains approximately 169 square feet ("Expansion Space"). As a result, Lessee's Premises (i.e. Suites 100, 200, 206, 244, 250 and the Expansion Space) shall total 3,935 square feet.

  •
  The Term of the Lease for the Premises shall expire April 30, 2005.

  •
  On the Effective Date through April 30, 2005, the Base Rent for the Premises shall be $6,225 which includes the scheduled 5/1/04 increase on the prior space.

        All other terms and conditions of this Lease shall remain unchanged. The above terms are accepted this 28th day of April, 2004.

Lessor:	Lessee: Meadow Valley Corporation Ready Mix, Inc.
/s/ Marie Paige	/s/ Robert R. Morris
by: Marie Paige	by: Robert R. Morris (print name)
Its: Building Manager	Its: President (print title)

AMENDMENT TO LEASE
Meadow Valley Corporation, dba Ready Mix, Inc.

        The Lease dated September 25, 1996, as previously amended, for Suite 100 by and between Meadow Valley Corporation, dba Ready Mix, Inc., as Lessee and Shoppe & Go as Lessor is hereby amended as follows:

  •
  Effective November 1st, 2004 ("Effective Date"), the Premises shall be expanded to include Suite 237 that contains approximately 190 square feet ("Expansion Space"). As a result, Lessee's Premises (i.e. Suites 100, 200, 206, 236, 237, 244 and 250) shall total 4,125 square feet.

  •
  The Term of the Lease for the Premises shall expire April 30, 2005.

  •
  On the Effective Date through April 30, 2005, the Base Rent for the Premises shall be $6,575 per month.

  •
  Covered parking and signage rents are in addition to the above Base Rent.

        All other terms and conditions of this Lease shall remain unchanged. The above terms are accepted this 29th day of October, 2004.

Lessor:	Lessee:
/s/ Marie Paige

By: Marie Paige	By: Robert R. Morris
Its: Building Manager	Its: President

        Parking spaces #5 and #8 are free with this amendment to lease till lease expires.

/s/ Marie Paige

QuickLinks

  Exhibit 10.4
Flamingo Pecos Plaza
AMENDMENT TO LEASE Meadow Valley Corporation, dba Ready Mix, Inc.
Flamingo Pecos Plaza
AMENDMENT TO LEASE Meadow Valley Corporation, dba Ready Mix, Inc. April 28, 2004
AMENDMENT TO LEASE Meadow Valley Corporation, dba Ready Mix, Inc.